SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]	Soliciting Material Under Rule 14a-12

NTL INCORPORATED

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PROXY STATEMENT AND NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ELECTION OF DIRECTORS
PRESENT DIRECTORS WHO ARE NOMINEES FOR REELECTION
CONTINUING DIRECTORS WHOSE TERMS ARE NOT EXPIRING
INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
Summary Compensation Table(1)
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
OTHER BUSINESS
APPENDIX A
APPENDIX B
PROXY

110 East 59th Street
New York, New York 10022

PROXY STATEMENT AND
NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
To be Held on June 17, 2003

     The Annual Meeting of Stockholders of NTL Incorporated (the “Company”) will be held at 9:00 a.m., local time, on Tuesday, June 17, 2003, at the Four Seasons Hotel located at 57 East 57th Street, New York, New York 10022 for the following purposes:

1.	To elect two directors to the Board of Directors;

2.	To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the year ending December 31, 2003; and

3.	To transact any other business that may properly be brought before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on May 21, 2003 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the meeting. The transfer books will not be closed. A list of the stockholders entitled to vote at the meeting will be available at the Company’s principal executive offices, located at 110 East 59th Street, New York, New York 10022, at least ten days prior to the meeting and will also be available for inspection at the meeting.

     A copy of the Company’s Annual Report for 2002 is being mailed together with this proxy material.

     It is important that your shares be represented at the meeting. Regardless of whether you plan to attend the meeting, please execute the enclosed proxy and return it promptly in the accompanying postage-paid envelope. Submitting this executed proxy will not preclude your right to revoke it and to vote in person at the meeting.

By order of the Board of Directors,
/s/ Richard J. Lubasch
RICHARD J. LUBASCH
Secretary

New York, New York
May 27, 2003

NTL INCORPORATED
110 East 59th Street
New York, New York 10022

ANNUAL MEETING OF STOCKHOLDERS

JUNE 17, 2003

PROXY STATEMENT

     This proxy statement sets forth certain information with respect to the accompanying proxy card to be used at the Annual Meeting of Stockholders of NTL Incorporated (the “Company” or “NTL”), to be held at 9:00 a.m., local time, on Tuesday, June 17, 2003, at the Four Seasons Hotel located at 57 East 57th Street, New York, New York 10022, or at any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of 2003 Annual Meeting of Stockholders. The Board of Directors of the Company solicits this proxy and urges you to sign the proxy, fill in the date, and return it immediately to the Secretary of the Company. The prompt cooperation of stockholders is necessary in order to ensure a quorum and to avoid expenses and delay.

     Holders of record of the Company’s common stock, par value $.01 per share (the “Common Stock”), at the close of business on May 21, 2003, will be entitled to vote at the Annual Meeting. At the close of business on May 21, 2003, 50,634,881 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

     The accompanying proxy is revocable on written instructions, including a subsequently received proxy, signed in the same manner as the proxy, and received by the Secretary of the Company at any time at or before the balloting on the matter with respect to which such proxy is to be exercised. If you attend the Annual Meeting you may, if you wish, revoke your proxy by voting in person. This proxy statement and the accompanying proxy materials are first being mailed to stockholders on or about May 28, 2003.

     All expenses of soliciting proxies, including clerical work, printing and postage, will be paid by the Company. Proxies may be solicited personally, or by mail, telephone or facsimile, by current and former directors, officers and other employees of the Company, but the Company will not pay any compensation for such solicitations. In addition, the Company has agreed to pay D.F. King & Co., Inc. a fee of $6,000, plus reasonable expenses, for proxy solicitation services. The Company will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of May 19, 2003 (except as noted), by each person known by us to be the beneficial owner of more than 5% of any class of our Common Stock.

	Amount and Nature of Beneficial Ownership

		Presently
Name and Address of	Common	Exercisable		Percentage of
Beneficial Owner	Stock	Warrants	Total	Class(1)

William R. Huff c/o W.R. Huff Asset Management Co., L.L.C., 67 Park Place, Morristown, NJ 07960(2)	6,613,995	0	6,613,995	11.14%
France Telecom 6 Place d’Alleray, 75505 Paris Cedex 15, France (3)	0	6,040,273	6,040,273	10.17%
Appaloosa Management L.P. c/o Appaloosa Partners Inc., 26 Main St., First Floor, Chatham, NJ 07928 (4)	3,715,201	323,342	4,038,543	6.80%
Angelo, Gordon & Co., L.P. 245 Park Avenue, New York, New York 10167 (5)	3,342,136	0	3,342,136	5.63%

(1)	Includes 50,634,881 shares of Common Stock issued and outstanding as of May 19, 2003 and 8,750,496 presently exercisable Series A warrants.

(2)	Based solely upon the Form 4, dated February 12, 2003, filed by William R. Huff with the Commission on February 12, 2003. Includes ownership of our Common Stock by certain entities of which Mr. Huff is an affiliate or separate accounts for which one or more affiliates act as investment manager, including among others, W.R. Huff Asset Management Co., L.L.C. William R. Huff possesses sole power to vote and direct the disposition of all shares of our Common Stock beneficially owned by him, subject to applicable securities law compliance procedures.

(3)	Based solely upon the Form 3/A, dated March 12, 2003, filed by France Telecom with the Commission on March 12, 2003. France Telecom holds Series A warrants exercisable for 6,040,273 shares of our Common Stock through its indirect wholly owned subsidiary Rapp 26, a societe anonyme organized under the laws of France. France Telecom possesses sole power to vote and direct the disposition of all shares of our Common Stock beneficially owned by it.

(4)	Based solely upon Schedule 13G, dated January 21, 2003, jointly filed by Appaloosa Investment Limited Partnership I, Palomino Fund Ltd., Appaloosa Management L.P., Appaloosa Partners Inc. and David A. Tepper with the Commission on January 21, 2003. The beneficial ownership of Appaloosa Management L.P., Appaloosa Partners Inc. and David A. Tepper includes ownership of our Common Stock and Series A warrants by their affiliates Appaloosa Investment Limited Partnership I and Palomino Fund Ltd. Appaloosa Investment Limited Partnership I has shared voting and dispositive power with respect to 2,152,543 shares of our Common Stock. Palomino Fund Ltd. has shared voting and dispositive power with respect to 1,886,000 shares of our Common Stock. Appaloosa Management L.P., Appaloosa Partners Inc. and David A. Tepper each have shared voting and dispositive power with respect to 4,038,543 shares of our Common Stock.

(5)	Based solely upon Schedule 13G, dated February 13, 2003, jointly filed by Angelo, Gordon & Co., L.P.; John M. Angelo; and Michael L. Gordon, Jr. with the Commission on February 14, 2003. Each of the reporting persons may be deemed the beneficial owners of 3,342,136 shares held for the account of twenty-one private investment funds for which Angelo, Gordon & Co., LLP acts as general manager and/or investment advisor.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of May 19, 2003, by (i) each executive officer named in the Summary Compensation Table of this Proxy Statement (the “Named Executive Officers”) and each director of the Company, (ii) the executive officers of the Company as a group, (iii) the directors of the Company as a group and (iv) all directors and executive officers of the Company as a group.

	Amount and Nature of Beneficial Ownership

			Presently
	Common		Exercisable		Percentage of
Executive Officers and Directors (1)	Stock		Warrants	Total	Class(2)

Barclay Knapp	32,609	(3)	3,990	36,599	*
Richard J. Lubasch	22,220	(3)	531 (4)	22,751	*
Bret Richter	16,071	(3)	2	16,073	*
George Blumenthal	**		**	**	**
Stephen Carter	**		**	**	**
John Gregg	**		**	**	**

Executive Officers as a group	201,220	(5)	4,523	205,743	*

Edwin M. Banks	0		0	0	*
Jeffrey D. Benjamin	39,174		0	39,174	*
James E. Bolin***	0		0	0	*
David Elstein	0		0	0	*
William R. Huff	6,613,995	(6)	0	6,613,995	11.14%
James F. Mooney	131,666	(7)	0	131,666	*
Brett G. Wyard	0	(8)	0	0	*

George R. Zoffinger	0		0	0	*

Directors as a group	6,784,835		0	6,784,835	11.43%
Directors and Executive Officers as a group	6,986,055		4,523	6,990,578	11.77%

*	Represents less than one percent.

**	Messrs. Blumenthal, Carter and Gregg are no longer executive officers of the Company. As a result, the Company does not have access to information, other than publicly available information, regarding such former executive officers’ beneficial ownership of the Common Stock. The Company is not aware of any public filings disclosing beneficial ownership of the Common Stock by such former executive officers.

***	Mr. Bolin’s term as a director of the Company will expire at the annual meeting. He has indicated that he does not intend to stand for re-election.

(1)	Unless otherwise noted, the business address of each person is 110 East 59th Street, New York, New York 10022.

(2)	Includes 50,634,881 shares of Common Stock issued and outstanding as of May 19, 2003 and 8,750,496 presently exercisable Series A warrants.

(3)	The shares of Common Stock beneficially owned by Messrs. Knapp, Lubasch and Richter have been issued in escrow pursuant to such executive officers’ respective employment agreements. Under the terms of the escrow, the shares will be delivered to each of the executive officers only if on October 10, 2003, he or she is an employee of NTL or, on or before such date, was terminated, actually or constructively, without cause.

(4)	Includes two Series A warrants owned by Mr. Lubasch as custodian for his child, as to which warrants Mr. Lubasch disclaims beneficial ownership.

(5)	Includes 97,220 shares of Common Stock beneficially owned by certain of our executive officers that have been issued in escrow pursuant to such executive officers’ respective employment agreements. Under the terms of the escrow, the shares will be delivered to each of the executive officers only if on October 10, 2003, he or she is an employee of NTL or, on or before such date, was terminated, actually or constructively, without cause.

(6)	Based solely upon the Form 4, dated February 12, 2003, filed by William R. Huff with the Commission on February 12, 2003. Includes ownership of our Common Stock by certain entities of which Mr. Huff is an affiliate or separate accounts for which one or more affiliates act as investment manager, including among others, W.R. Huff Asset Management Co., L.L.C. William R. Huff possesses sole power to vote and direct the disposition of all shares of our Common Stock beneficially owned by him, subject to applicable securities law compliance procedures.

(7)	Includes 16,666 shares of restricted Common Stock that will vest on June 30, 2003. Also includes (i) stock options for the purchase of 100,000 shares of Common Stock that vested on March 28, 2003, and (ii) stock options for the purchase of 15,000 shares of Common Stock that will vest on June 30, 2003. No shares of restricted stock or shares under option may be sold prior to the first anniversary date of Mr. Mooney’s employment with the Company.

(8)	Mr. Wyard is a Managing Director of Oaktree Capital Management, LLC (“Oaktree”), a registered investment adviser under the Investment Advisers Act of 1940, as amended. Oaktree owns 4,394,208 shares of Common Stock in its capacity as the general partner of certain managed funds (the “Oaktree Funds”) and as the investment advisor of certain third party accounts (the “Oaktree Accounts”). Mr. Wyard disclaims beneficial ownership of any shares of Common Stock owned by the Oaktree Funds and the Oaktree Accounts, except to the extent of any pecuniary interest therein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires that the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities file with the SEC, and with each exchange on which the Common Stock trades, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2002, the Company’s officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them.

ELECTION OF DIRECTORS

(Proposal 1)

     Pursuant to the Company’s Restated Certificate of Incorporation, which provides for a classified Board of Directors, the Board of Directors consists of three classes of directors with overlapping three-year terms, with the number of directors in each of the three classes as nearly equal as possible. One class of directors is to be elected each year with terms expiring on the third succeeding annual meeting after such election. Messrs. Knapp and Banks are currently serving as Class I directors of the Company and were previously designated as directors pursuant to the Plan. Their respective terms will expire at the Annual Meeting. Mr. Bolin’s term as a director will also expire at the annual meeting. He has indicated that he does not intend to stand for re-election.

     Accordingly, at the Annual Meeting, two directors will be elected to serve, each for a three-year term and until their successors shall have been elected and qualified. Unless otherwise indicated on any proxy card, the proxy holders intend to vote the shares they represent for each of the nominees whose biographical sketches appear in the section immediately following. The proxies cannot be voted for a greater number of persons than the number of nominees named.

     The election to the Board of Directors of each of the nominees identified in this proxy statement will require the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In tabulating the vote, abstentions from voting and broker non-votes will be disregarded and have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE FOR THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE
NOMINEES IDENTIFIED FOR RE-ELECTION

     The votes applicable to the shares of Common Stock represented by proxies in the accompanying form will be cast in favor of the two nominees below. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute any other person.

     The current directors of the Company were designated as directors pursuant to the Plan. The continuing directors will serve for the terms indicated and until their successors are duly elected and qualified.

PRESENT DIRECTORS WHO ARE NOMINEES FOR REELECTION

		Position
Name	Age	(Proposed Term as Director)

Edwin M. Banks	41	Director (2006)
Barclay Knapp	46	Director, President and Chief Executive Officer (2006)

CONTINUING DIRECTORS WHOSE TERMS ARE NOT EXPIRING

		Position
Name	Age	(Current Term as Director)

Jeffrey D. Benjamin	41	Director (2004)
David Elstein	58	Director (2004)
William R. Huff	53	Director (2005)
James F. Mooney	48	Non-Executive Chairman (2005)
Brett G. Wyard	33	Director (2004)
George R. Zoffinger	54	Director (2005)

     Additional information as of May 8, 2003 regarding the two nominees for election as directors and the continuing directors and information regarding executive officers of the Company is as follows:

Present Directors who are Nominees for Reelection

Edwin M. Banks

     Edwin M. Banks has been a director of the Company since May 7, 2003. Mr. Banks has served as Portfolio Manager for W.R. Huff Asset Management Company, an investment management firm, since June 1988. Mr. Banks is currently a director of Caremark Rx, Inc. and e.spire Communications, Inc.

Barclay Knapp

     Barclay Knapp is President, CEO and a director of the Company and has held these positions since its formation with the exception that Mr. Knapp was Chief Operating Officer until October 1996 when he was appointed Chief Executive Officer. Mr. Knapp co-founded NTL in 1993 with George Blumenthal. Prior to NTL, Mr. Knapp was a co-founder of Cellular Communications, Inc. (CCI) in 1982, serving first as CFO and then later as President and COO. CCI was a pioneering US cellular telephone company that grew to become one of the industry’s leading players at the time of its sale to Airtouch in 1996 for $2.5 billion. In addition, CCI was the parent, and Mr. Knapp was COO, of Cellular Communications of Puerto Rico (CCPR) and Cellular Communications International (CCII) – the latter a founding partner of Omnitel in Italy. These companies were spun off from CCI in 1991 and ultimately sold to SBC (1999) and Mannesman (1998), respectively. Mr. Knapp is currently Chairman of ATX Communications, the successor to CoreComm, a US-based CLEC which also had its roots in the CCI companies and NTL.

Continuing Directors whose Terms are not Expiring

Jeffrey D. Benjamin

     Mr. Benjamin became a director of the Company on January 10, 2003. He is currently a Senior Advisor to Apollo Management, LP, and has held that position since September 2002. From May 1998 to September 2002, Mr. Benjamin was employed by Libra Securities LLC and its predecessors in various positions, including co-CEO. Prior to his affiliation with Libra Securities LLC, he was a Managing Director at UBS Securities LLC. Mr. Benjamin currently serves on the boards of directors of Exco Resources, Inc, Chiquita Brands International, Inc., McLeod USA and Dade Behring Holdings Inc.

David Elstein

     Mr. Elstein became a director of the Company on January 10, 2003. He owns Brook Productions Ltd., a television consulting and production company, and is currently the chairman of the following organizations: the British Screen Advisory Council, the National Film and Television School Foundation and Really Useful Theatres Ltd. He is also currently a non-executive director of Sport and Leisure plc and a non-executive director and Vice-Chairman of Kingsbridge Capital Ltd. He has been a visiting professor of Broadcasting at Oxford, Westminster, and Stirling Universities. Mr. Elstein was formerly CEO of Channel 5 Broadcasting in Britain and Head of Programming at BSkyB as well as Director of Programs of Thames Television.

William R. Huff

     Mr. Huff became a director of the Company on January 10, 2003 and served as Interim Chairman of the Board of Directors until March 12, 2003, when Mr. Mooney joined our Board of Directors and became Non-Executive Chairman. Mr. Huff is Principal and President of W.R. Huff Asset Management Co., L.L.C., an investment adviser and a large independent manager in the high yield market and private equity boutique. He founded W.R. Huff Asset Management Co., L.L.C. in 1984.

James F. Mooney

     Mr. Mooney became Non-Executive Chairman of the Company on March 12, 2003. Mr. Mooney was most recently the Executive Vice President and Chief Operating Officer of Nextel Communications Inc. Prior to joining Nextel, Mr. Mooney was the CEO/COO of Tradeout Inc., an asset management firm owned jointly by General Electric Capital, Ebay Inc and Benchmark Capital. Before his position with Tradeout, Mr. Mooney was the Chief Operating Officer at Baan Company, a business management software provider that had dual headquarters in Amsterdam and Virginia. From 1980-1999, Mr. Mooney held a number of positions with IBM Corporation, including his last position as Chief Financial Officer of the Americas.

Brett G. Wyard

     Brett G. Wyard has been a director of the Company since May 7, 2003. Mr. Wyard is currently a Managing Director of Oaktree Capital Management, LLC. Before joining Oaktree in 1999, Mr. Wyard served as a Vice President in Merrill Lynch’s global distressed situations group where he focused on proprietary debt investments in distressed and bankrupt situations. Prior to joining Merrill Lynch in 1997, Mr. Wyard spent three years as an associate in Houlihan, Lokey, Howard & Zukin, Inc.’s financial restructuring group providing financial advisory services to both distressed corporations and their creditor constituencies. Prior thereto, Mr. Wyard worked at Voyageur Asset Management in investment-grade bond management and at Miller & Schroeder Financial in investment banking.

George R. Zoffinger

     Mr. Zoffinger became a director of NTL Incorporated on January 10, 2003. He is the President and CEO of the New Jersey Sports and Exposition Authority. He previously served as President and CEO of Constellation Capital Corporation and as President and CEO of Value Property Trust, a publicly owned real estate investment trust. Mr. Zoffinger also served as Chairman of CoreStates New Jersey National Bank and as President and CEO of Constellation Bancorp. Further, Mr. Zoffinger was the Commissioner of Commerce and Economic Development for the State of New Jersey in 1990. Mr. Zoffinger is currently a director of New Jersey Resources Inc., Admiralty Bancorp and Commercial Federal Bancorp.

Executive Officers Other Than Directors

     Executive officers of the Company are elected by the Board of Directors and serve until their successors are duly elected and qualified.

Name	Age	Title

Lauren Hochman Blair	40	Vice President – Deputy General Counsel
Simon P. Duffy	53	Chief Operating Officer
Gregg N. Gorelick	44	Vice President – Controller
Howard S. Kalika	45	Vice President – Group Finance Director – Corporate Finance and Development
Richard J. Lubasch	56	Executive Vice President, General Counsel and Secretary
Richard H. Martin, Jr.	42	Vice President – Financial Services and Administration
Bret Richter	33	Senior Vice President – Finance
Scott E. Schubert	49	Chief Financial Officer

Lauren Hochman Blair

     Lauren Hochman Blair is the Company’s Vice President – Deputy General Counsel. Ms. Blair has been with the Company since its formation in 1993, serving as the Company’s Senior Assistant General Counsel. She also served in this capacity at CCI, CCPR and CCII until such companies were sold in 1996, 1999 and 1999, respectively.

Simon P. Duffy

     Simon P. Duffy is the Company’s Chief Operating Officer and has held this position since April 1, 2003. Prior to joining the Company, Mr. Duffy was CFO of Orange SA. Prior to Orange, Mr. Duffy was Chief Executive Officer of Denmark-based wireless data company End2End. He joined End2End in 2001 from Internet service provider World Online International NV. At World Online, Mr. Duffy served as CEO & Deputy Chairman and led the initial public offering of the company and subsequent sale to Tiscali SPA. Prior to his tenure at World Online, Mr. Duffy spent eight years at EMI Group plc, first as Group Finance Director of THORN EMI and later, following Group’s demerger, as Deputy Chairman and Group Finance Director of EMI Group. Prior to EMI Group, Mr. Duffy worked at Guinness plc, first as Director of Corporate Finance and subsequently as Operations Director of United Distillers, Guinness’s spirits division.

Gregg N. Gorelick

     Gregg N. Gorelick is the Company’s Vice President – Controller, and has held this position since the Company’s formation. From 1981 to 1986 he was employed by Ernst & Whinney (now known as Ernst & Young LLP). Mr. Gorelick is a certified public accountant and was Vice President – Controller of CCI from 1986 until the sale of CCI. Mr. Gorelick was also Senior Vice President – Controller and Treasurer of ATX Communications, Inc. from 1996 to 2002. He was also Vice President – Controller of CCII prior to its sale in March 1999 and at CCPR prior to its sale in August 1999.

Richard J. Lubasch

     Richard J. Lubasch is the Company’s Executive Vice President – General Counsel and Secretary, and has held those positions since 2002. Prior to that time, he had been the Company’s Senior Vice President – General Counsel and Secretary since its formation. Mr. Lubasch was also Senior Vice President – General Counsel and Secretary of CCI prior to its sale in 1996, of CCPR prior to its sale in 1999, of CCII prior to its sale in 1999 and of CoreComm prior to his resignation in February 2002.

Howard S. Kalika

     Howard S. Kalika is the Company’s Vice President – Group Finance Director – Corporate Finance and Development, and has held this position since May 1, 2003. Prior to joining the Company, Mr. Kalika was a Senior Vice President of WilTel Communications Group, where he led corporate finance activities. Prior to joining WilTel in September 1999, Mr. Kalika held various senior finance positions with Amoco Corporation and BP Amoco.

Richard H. Martin, Jr.

     Richard H. Martin, Jr. is the Company’s Vice President – Financial Services and Administration, and has held this position since May 1, 2003. Prior to joining the Company, Mr. Martin held various positions with WilTel Communications Group, including Vice President — Treasurer; Vice President - Finance, Emerging Markets; and Assistant Treasurer. Before joining WilTel, Mr. Martin was Regional CFO — Africa of BP plc from June 1999 through April 2000. Prior to BP, Mr. Martin held various positions with Amoco Corporation, including Director, Business Solutions.

Bret Richter

     Bret Richter is the Company’s Senior Vice President — Finance. Mr. Richter joined NTL in September 1994, and prior to his current responsibilities he held various positions in the Company’s Corporate Development group including Vice President — Corporate Finance and Development. Prior to joining NTL, Mr. Richter was a member of the media and telecommunications investment banking group at Salomon Brothers Inc.

Scott E. Schubert

     Mr. Schubert is the Company’s Chief Financial Officer, and has held this position since May 1, 2003. From June 1999 to March 2003, Mr. Schubert was Executive Vice President & Chief Financial Officer of WilTel Communications Group, which delivers voice, data, video and IP services for worldwide telecom carriers, internet service providers and global media and entertainment companies. Prior to joining WilTel, Mr. Schubert held various positions at Amoco Corporation, including International Controller of Exploration & Production and Vice President of Worldwide Financial Services. Following the merger of BP and Amoco in 1998, he was appointed Vice President and Head of BP Amoco’s Global Financial Services.

     On May 8, 2002, NTL Europe (formerly NTL Incorporated), NTL (Delaware), Inc., NTL Incorporated (formerly NTL Communications Corp.), Diamond Cable Communications Corp., Diamond Holdings Limited and Communications Cable Funding Corp. filed petitions for relief under Chapter 11 of the U.S. Bankruptcy Code. Each of Ms. Hochman Blair, Mr. Knapp, Mr. Richter, Mr. Gorelick and Mr. Lubasch was a director and/or officer of some or all of these entities at the time of these filings. Pursuant to the Plan, these companies emerged from bankruptcy on January 10, 2003.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Prior to January 10, 2003, we were a wholly-owned subsidiary of NTL Europe (then named NTL Incorporated). Our board of directors until that time was comprised solely of members of NTL Europe’s board of directors. During 2002, seven meetings (including regularly scheduled and special meetings) of the Board of Directors were held. Pursuant to the Plan, which was consummated on January 10, 2003 (the “Effective Date”), the Board of Directors was reconstituted to its present membership and structure.

     The Board of Directors has a Compensation Committee, a Finance Committee, an Executive Committee and an Audit Committee. During calendar year 2002, the Company’s previous Audit Committee held seven meetings and the other committees did not exist until after the Effective Date. Barclay Knapp, the only director who served in 2002, attended all of the meetings of the Board of Directors and was not a member of the Company’s previous Audit Committee.

     Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and the committees. Non-employee board members are paid quarterly based on an annual fee of £50,000. Directors based in the U.S. are paid in dollars. Based upon an exchange rate of approximately $1.6415 per British pound as of May 21, 2003, U.S. directors receive $82,075 annually. James Mooney, the Company’s non-executive Chairman, is paid an annual salary of $1.25 million, with the right to receive a bonus of up to $400,000. In addition, Mr. Mooney’s agreement provides for grants of 400,000 stock options under the Company’s management incentive plan and 200,000 restricted shares of Common Stock subject to vesting. Barclay Knapp, the Company’s President – Chief Executive Officer, and a director, has an employment contract with the Company which is described below under “Executive Compensation”.

Compensation Committee

     The Compensation Committee reviews and makes recommendations regarding annual compensation for Company officers. The Compensation Committee consists of James E. Bolin, who is its chairman, and Jeffrey D. Benjamin.

Finance Committee

     The Finance Committee is responsible for overseeing the Company’s financing activities. The Finance Committee consists of George R. Zoffinger, who is its chairman, Edwin M. Banks, Jeffrey D. Benjamin and James E. Bolin.

Executive Committee

     The Executive Committee is responsible for: (i) recommending individuals to serve on the Board of Directors and advising the board with respect to the board’s composition, committees and other structural issues; (ii) overseeing the Company’s management and recommending individuals to serve as senior executive officers; and (iii) recommending other changes in the Company’s management, operations, strategy and business. The Executive Committee consists of William R. Huff, who is its chairman, Edwin M. Banks, George R. Zoffinger and James Mooney.

     The Executive Committee will consider nominees recommended by the Company’s stockholders. The procedure by which the Company’s stockholders may submit nominations, pursuant to the advance notice requirements set forth in Article II, Section 5 of the Company’s by-laws. A copy of such provision is attached as Appendix B hereto.

Audit Committee

     The Audit Committee of the Board of Directors has the responsibility and the authority described in its charter attached hereto as Appendix A, which has been adopted by the Board of Directors. The current members of the Audit Committee are Edwin M. Banks, who is its chairman, James Bolin, David Elstein and George R. Zoffinger.

     The members of the Audit Committee are independent within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

AUDIT COMMITTEE REPORT

     The Audit Committee has discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2002, which are included in the shareholder annual report accompanying this proxy statement. The Audit Committee has discussed with the independent auditors the matters required to be discussed under the Statement on Auditing Standards No. 61, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also discussed with the independent auditors their independence relative to the Company and received and reviewed written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, which relates to the auditor’s independence relative to the Company.

     Based on the foregoing discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2002 be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission and the Board of Directors ratified that recommendation.

The Audit Committee
Edwin M. Banks
James E. Bolin
David Elstein
George R. Zoffinger

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

Policy

     The Compensation Committee of the Board of Directors has the responsibility for the design and implementation of the Company’s executive compensation program. The Compensation Committee is composed entirely of non-employee directors.

     Our executive compensation program is designed to be closely linked to corporate performance. To this end, we have developed an overall compensation strategy that links compensation directly to the achievement of operational goals. The overall objective of this strategy is to attract and retain the best possible executive talent and to motivate these executives to achieve the goals inherent in our business strategy, thereby seeking to enhance our profitability and value.

     In furtherance of our incentive-oriented compensation goals, historically cash compensation such as annual base salary and bonus has generally been set below levels paid by comparable sized telecommunications companies and was supplemented by equity-based option grants. However, in part due to the significant downturn in the financial markets, the elimination of value associated with stock options generally, as well as the uncertainty and changes relating to our business in this environment, we have increased the level of cash compensation paid to several of our senior executives in order to retain them. In assessing these compensation levels, the Compensation Committee, which is composed of independent directors, recognizes the fact that some executives have participated in the development of our business from its earliest stages, have preserved significant value in an extremely challenging environment, and are very important to retain for the future success of our business.

Base Salary and Bonus

     Compensation for the Company’s executive officers, including the Company’s CEO, for 2002, was determined by the compensation committee of NTL Europe.

Stock Options

     No stock options were granted by the Company in 2002, during which time we were a wholly-owned subsidiary of NTL Europe. All stock options previously granted by NTL Europe were cancelled pursuant to the Plan, effective as of January 10, 2003.

Management Incentive Plan

     The Plan provides that on or after the Effective Date, the compensation committee of our board of directors is authorized to, and will, adopt a management incentive plan. The purpose of the management incentive plan is to provide incentives to certain of our employees and the employees of our subsidiaries, as well as to incentivize their efforts in fostering and promoting our long term growth and performance and to better align such employees’ interests with those of our stockholders. Under the management incentive plan, options to purchase up to 10% of the issued and outstanding shares of our Common Stock as of the Effective Date may be granted from time to time to certain of our employees and the employees of our subsidiaries. Accordingly, on the Effective Date pursuant to the Plan, we reserved 5 million shares of our Common Stock for issuance under the management incentive plan.

     Options in respect of 3,191,000 and 150,000 shares of our Common Stock were issued effective April 11, 2003 and May 7, 2003, respectively, pursuant to the management incentive plan.

The Compensation Committee

James E. Bolin
Jeffrey D. Benjamin

Compensation Committee Interlocks and Insider Participation

     During 2002 the Company did not have a Compensation Committee as it was a wholly-owned subsidiary of NTL Europe and did not independently establish compensation for the officers of NTL Europe who were also serving as the Company’s officers. The present Compensation Committee members are all independent directors.

Executive Compensation

     The following table discloses compensation received by the Company’s Chief Executive Officer, the Company’s four other most highly paid executive officers who were serving as executive officers at the end of the fiscal year completed December 31, 2002 and another executive officer who would have been among such executive officers had he been serving at the end of the fiscal year.

Summary Compensation Table(1)

	Annual Compensation (2)			Long Term Compensation

				Awards (3)	Payouts

				Securities
				Underlying
Name and				Options/	All Other
Principal Position	Year	Salary($)	Bonus($)	SARs(#)	Compensation($)(4)

Barclay Knapp	2002	369,763	408,100	—	7,334
President and Chief	2001	277,260	561,138	5,000,000	7,000
Executive Officer	2000	243,833	249,813	7,250,000	17,200
George S. Blumenthal(5)	2002	369,763	408,100	—	7,334
Chairman and	2001	277,260	561,138	5,000,000	7,000
Treasurer	2000	243,833	249,813	7,250,000	17,200
Richard J. Lubasch	2002	467,290	470,000	—	7,334
Executive Vice	2001	233,692	384,875	—	7,000
President — General	2000	205,517	178,438	500,000	17,200
Counsel and Secretary
John F. Gregg(5)	2002	449,500	450,000	—	7,334
Chief Financial	2001	240,220	591,250	—	7,000
Officer and Senior	2000	214,960	228,125	1,000,000	17,200
Vice President
Stephen A. Carter(5)	2002	413,188	1,750,405	—	952,030 (6)
Senior Vice President and	2001	431,790	278,112	—	6,738
Chief Operating Officer	2000	60,636	—	400,000	38,384
UK and Ireland operations
Bret Richter	2002	299,500	300,000	—	7,334
Senior Vice President -	2001	183,428	319,750	—	7,000
Finance	2000	138,884	138,000	250,000	17,200

(1)	All amounts reflect the compensation paid to each listed employee in respect of such employee’s position at the Company, the Company’s former parent, NTL Europe, Inc. (formerly) NTL Incorporated) and the Company’s former intermediate parent, NTL Delaware, as the case may be.

(2)	None of the Named Executive Officers received perquisites in excess of the amount required to be report under Item 402 of Regulation S-K.

(3)	Options granted were options to purchase shares of our ultimate parent company. All such remaining options were cancelled upon our emergence from Chapter 11 on January 10, 2003, in accordance with the Plan.

(4)	All other compensation reflects the Company’s match of employee contributions to a 401(k) plan or in the case of Stephen Carter, contributions to Mr. Carter’s UK executive pension scheme.

(5)	Messrs. Blumenthal and Gregg terminated their employment with the Company effective January 10, 2003. Mr. Carter terminated his employment with the Company effective November 30, 2002.

(6)	Includes severance payments in the amount of $901,500.

Employment Contracts of Named Executive Officers

     The following are summaries of the terms of employment arrangements between the Company and each of (i) Barclay Knapp, the Company’s President – Chief Executive Officer and a director, (ii) Richard J. Lubasch, the Company’s Executive Vice President – General Counsel and Secretary, and (iii) Bret Richter, the Company’s Senior Vice President – Finance. These descriptions are subject to, and qualified in their entirety by reference to, the respective employment agreements between the Company and such executives which are included as exhibits to the Company’s annual report on Form 10-K for the year ended December 31, 2002.

Barclay Knapp:
Term:	January 10, 2003 through December 31, 2003; if the contract is not renewed and the executive’s employment terminates within first two weeks of 2004, the executive is entitled to a lump sum cash severance payment equal to two times base salary
Title:	President – Chief Executive Officer
Base salary:	$700,000
Bonuses:	Annual discretionary cash bonus of up to 200% of base salary; bonus upon consummation of the Plan consisting of the number of shares of Common Stock of the Company with a value equal to base salary
Options:	Eligible to receive options to purchase Common Stock of the Company at such exercise prices, schedules as to exercisability and other terms and conditions as determined by the board of directors
Benefits:	Entitled to participate in all employee benefit plans, programs, policies and arrangements (including fringe benefit and executive perquisite programs and policies) made available by the Company to its senior executive officers
Termination without cause:	Entitled to a lump sum cash severance payment equal to three times base salary if terminated without cause
Non-competition:	Non-competition provision survives for eighteen months following termination of employment with the Company
Richard J. Lubasch:
Term:	January 10, 2003 through December 31, 2003; if the contract is not renewed and the executive’s employment terminates within first two weeks of 2004, the executive is entitled to a lump sum cash severance payment equal to two times base salary
Title:	Executive Vice President – General Counsel
Base salary:	$477,000
Bonuses:	Annual discretionary cash bonus of up to 200% of base salary; bonus upon consummation of the Plan consisting of the number of shares of Common Stock of the Company with a value equal to base salary
Options:	Eligible to receive options to purchase Common Stock of the Company at such exercise prices, schedules as to exercisability and other terms and conditions as determined by the board of directors

Benefits:	Entitled to participate in all employee benefit plans, programs, policies and arrangements (including fringe benefit and executive perquisite programs and policies) made available by the Company to its senior executive officers
Termination without cause:	Entitled to a lump sum cash severance payment equal to three times base salary if terminated without cause
Non-competition:	Non-competition provision survives for eighteen months following termination of employment with the Company
Bret Richter
Term:	January 10, 2003 through December 31, 2003; if the contract is not renewed and the executive’s employment terminates within first two weeks of 2004, the executive is entitled to a lump sum cash severance payment equal to two times base salary
Title:	Senior Vice President – Finance
Base salary:	$345,000
Bonuses:	Annual discretionary cash bonus of up to 200% of base salary; bonus upon consummation of the Plan consisting of the number of shares of common stock of the Company with a value equal to base salary
Options:	Eligible to receive options to purchase common stock of the Company at such exercise prices, schedules as to exercisability and other terms and conditions as determined by the board of directors
Benefits:	Entitled to participate in all employee benefit plans, programs, policies and arrangements (including fringe benefit and executive perquisite programs and policies) made available by the Company to its senior executive officers
Termination without cause:	Entitled to a lump sum cash severance payment equal to three times base salary if terminated without cause
Non-competition:	Non-competition provision survives for eighteen months following termination of employment with the Company

Option Grants

     The Company did not grant any stock options in 2002, as it was a wholly-owned subsidiary of NTL Europe. All options granted to officers and directors of the Company by NTL Europe were cancelled on January 10, 2003 in accordance with the Plan.

Option Exercises and Year-End Value Table

     No options on the Company’s stock were held by the Named Executive Officers or exercised during 2002.

Performance Graph

     Until January 10, 2003, the Company was a wholly-owned subsidiary of NTL Europe, Inc. (formerly known as NTL Incorporated). Accordingly, it did not have a class of common stock registered under Section 12 of the Exchange Act prior to that time.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal 2)

     Subject to ratification by the stockholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the year ending December 31, 2003.

     Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Audit Fees

     The aggregate fees billed to the Company for professional services rendered in connection with the audit of the annual financial statements for the year ended December 31, 2002 included in the Form 10-K of the Company and the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q during 2002 were approximately $2,549,000. Included in this amount were the fees for the audit of the annual financial statements for the year ended December 31, 2002 and for the review of the financial statements included in quarterly reports during 2002 of subsidiaries of the Company that are also SEC registrants.

Financial Information Systems Design and Implementation Fees

     There were no professional services rendered by Ernst & Young LLP in the 2002 fiscal year relating to financial systems design and implementation.

All Other Fees

     The aggregate fees for all other services rendered by Ernst & Young LLP in the 2002 fiscal year were approximately $9,794,000, which includes approximately $5,087,000 of fees for tax-related services. The balance of other fees related to statutory audits in other countries, restructuring advisory services, due diligence services and accounting consultations. The Audit Committee has considered, in reliance on management and the independent auditor, whether the provision of these services is compatible with maintaining the independence of Ernst & Young LLP relative to the Company.

Ratification of Appointment

     The ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2003 will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE
COMPANY’S INDEPENDENT AUDITORS
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have entered into several transactions with related parties as described below. Each of these transactions is as favorable to us as could be obtained with an unrelated third party.

Our Relationship with NTL Europe

     In connection with the consummation of the Plan, we have entered into several agreements with NTL Europe including a Tax Sharing Agreement, a Transitional Services Agreement, a De-Merger Agreement and a Novation Agreement. We also cooperate with NTL Europe in several other areas.

Transitional Services Agreement

     On the Effective Date, we entered into a Transitional Services Agreement with NTL Europe. Under the Transitional Services Agreement, we have agreed to provide NTL Europe with certain administrative and technical support services for a limited period of time where our personnel had previously been providing support to the companies now comprised within the NTL Europe group of companies. We agreed to provide NTL Europe with support if and when requested in the following areas: accounting, payroll and financial reporting support, technical assistance to NTL Europe’s Spanish business, access to our internal legal and tax advisors with respect to historic matters and continued support in the management and monitoring of certain of the joint ventures in which NTL Europe has investments. This agreement provides that our employees shall, as appropriate, prioritize work performed for us ahead of work performed on behalf of NTL Europe.

     In addition, under the Transitional Services Agreement, we provide the services of two of our employees to NTL Europe seconded on a full-time basis for a period of up to two years (at NTL Europe’s option) and permit NTL Europe and its group companies to continue to use the “NTL” name for a period of up to one year, in the case of NTL Europe, and three years, in the case of certain other of its subsidiaries.

     NTL Europe pays us pre-determined charges set out in the Transitional Services Agreement in respect of the services provided by us and our subsidiaries under the agreement based on the amount of time spent by the relevant personnel in carrying out such work.

De-Merger Agreement

     On the Effective Date, we also entered into a De-Merger Agreement with NTL Europe. This agreement enables us and NTL Europe to have access to records and documents which we and they require but which are held by or in the control of the other. In addition the agreement ensures, to the extent possible, that all warranties, indemnities or liabilities relating to assets or companies which we currently own (directly or indirectly), but which were originally acquired by NTL Europe or one of its subsidiaries before being transferred to us or one of our subsidiaries, are transferred to us with effect from the date of the agreement.

     Under the De-Merger Agreement, NTL Europe agrees that it holds and that it shall procure that each of its group companies holds in trust for us the benefit of warranties and representations and the benefit of covenants to pay or indemnities under contracts entered into by members of NTL Europe’s group of companies prior to the date of the agreement relating to the acquisition of assets which on the date of the agreement were held by us and/or our subsidiaries.

     There is no specified list of contracts to which the De-Merger Agreement applies. Instead it is agreed that the De-Merger Agreement will not apply to the agreements dealt with under the Novation Agreement described below.

Novation Agreement

     In May 2000, our former ultimate parent company (now known as NTL Europe) completed the acquisition of ConsumerCo, the residential cable business of Cable & Wireless Communications PLC, referred to in this prospectus as Old CWC. Old CWC was a publicly listed company in the UK whose largest shareholder was C&W.

     The deal was recorded in a Transaction Agreement originally signed in July 1999. When the deal closed, NTL Europe acquired ConsumerCo. ConsumerCo is a UK cable business and it was always intended that it would be operationally integrated with the rest of NTL’s UK business.

     NTL Europe (then known as NTL Incorporated) transferred ConsumerCo to us and our subsidiaries in February 2001.

     On January 10, 2003, we, NTL Europe and C&W and certain of their respective subsidiaries entered into a Novation Agreement which transfers the remaining rights and obligations under the Transaction Agreement and other related ancillary transaction documents (other than those relating to C&W’s rights as a shareholder in NTL Europe or relating to securities of NTL Europe) from NTL Europe to us. Those rights and obligations include representations and warranties given by C&W in respect of ConsumerCo, mutual tax indemnities related to certain tax matters concerning ConsumerCo and the transfer of certain properties between ConsumerCo and C&W where the relevant properties are owned by C&W or ConsumerCo but used by the other.

Tax Sharing Agreement

     Until consummation of the Plan, we were a part of a federal consolidated income tax group having NTL Europe as the common parent corporation. Under the Plan, we separated from the NTL Europe group, becoming a separate federal consolidated tax group after the Effective Date. On the Effective Date, we entered into a Tax Sharing Agreement which allocates rights and responsibilities for tax matters between us, on the one hand, and NTL Europe and its affiliates, on the other hand.

     In general, we will have control over, and be responsible for, the preparation and filing of our own tax returns and also any joint tax returns that include us and NTL Europe companies. NTL Europe will reimburse us for 14.5% of the costs associated with our preparation of joint returns, including the federal income tax returns for 2002 and 2003.

     Although it is not anticipated that there will be any federal income tax liability for 2002 or the portion of 2003 during which we are included in a joint return with NTL Europe, we have the right to reasonably apportion any tax liability between us and NTL Europe, and NTL Europe will be liable for any such apportioned tax liability attributable to NTL Europe and its affiliates. Any refunds of taxes paid with respect to joint returns will likewise be reasonably allocated by us to NTL Europe and its affiliates on a similar basis.

     NTL Europe’s UK affiliates are required, as we may direct, to surrender group relief up to the maximum permitted by law to certain of our UK affiliates for tax periods before, or that include, the Effective Date as we may direct. Such group relief allow our UK affiliates to use deductions from NTL Europe’s UK affiliates to reduce foreign taxable income. We also have the ability to amend any claims or returns to give effect to NTL Europe’s UK affiliates’ surrenders of group relief.

     We have the exclusive right to control, contest and represent our interests and NTL Europe’s interest in any audit relating to a joint tax return and to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with any joint return if the matter involved could effect us. However, NTL Europe has the exclusive authority to handle audits that relate solely to NTL Europe or its affiliates to the extent the asserted liability or matter either does not exceed any amounts escrowed by NTL Europe for taxes or could not otherwise create liability for us or our affiliates. We have an obligation to provide NTL Europe with information, to keep NTL Europe informed and to give NTL Europe an opportunity to participate in discussions with tax authorities regarding tax issues that involve NTL Europe or its affiliates. We have the right to reasonably apportion any costs associated with responding to an audit, claim or asserted deficiency to NTL Europe.

     NTL Europe’s ability to perform its continuing obligations under the tax sharing agreement could be affected by a sale of some or all of its assets or by a change of control. Therefore, NTL Europe is required to provide us with notice of any change of control of it or any of its affiliates. Finally, we and NTL Europe have customary rights and obligations to cooperate, exchange information, provide notice and resolve disputes with respect to tax matters.

NTL’s Relationship with ATX Communications, Inc.

     Our President – Chief Executive Officer, Barclay Knapp, is also the Chairman of ATX Communications, Inc. (formerly known as CoreComm Holdco, Inc. and referred to in this prospectus as ATX). Until January 2003, ATX shared resources with us related specifically to corporate activity, including corporate employees and a corporate office. In conjunction with these arrangements, we provided ATX with management, financial, legal and administrative support services through the use of employees, as well as access to office space and equipment and use of supplies and related office services. The salaries of employees providing services to ATX were charged to ATX by us based on the allocations of their time spent providing services to ATX.

     Amounts charged to ATX by us consist of direct costs allocated to ATX where identifiable and a percentage of the portion of our corporate overhead which cannot be specifically allocated to us. Effective January 1, 2001, the percentage used to allocate corporate overhead was reduced. Our charges to ATX commenced in October 1998. It is not practicable to determine the amounts of these expenses that would have been incurred had ATX operated as an unaffiliated entity. In the opinion of management, this allocation method is reasonable. For the years ended December 31, 2002, 2001 and 2000, we charged ATX $385,000, $446,000 and $1,186,000, respectively, which reduced our corporate expenses.

     On April 12, 2001, our former ultimate parent company purchased $15.0 million of an unsecured convertible note from ATX and received warrants to purchase 770,000 shares of ATX common stock at an exercise price of $.01 per share that expire in April 2011. In addition, concurrently with the note purchase and without additional compensation, we entered into a network and software agreement with ATX. Under the agreement, ATX will provide U.S. network access for Internet traffic from our UK customers for three years, as well as a royalty free license to use certain billing and provisioning software and know-how.

     We obtain billing and software development services from ATX. ATX billed us $2.9 million, $3.4 million and $5.9 million in the years ended December 31, 2002, 2001 and 2000, respectively, for these services. In 2001, we entered into a license agreement with ATX whereby we were granted an exclusive, irrevocable, perpetual license to billing software developed by ATX for telephony rating, digital television events rating, fraud management and other tasks. The sales price was cash of $9.8 million for the development costs expended by ATX plus a fixed amount of $3.0 million representing the one-time perpetual license fee. The billing software was being used by us at the time of this agreement, and was being maintained and modified by ATX under an ongoing software maintenance and development outsourcing arrangement between the companies.

     In March 2000, we and ATX announced that we had entered into an agreement to link our networks in order to create an international Internet backbone that commenced operations in February 2001. We incurred costs of $0.3 million for network usage in the year ended December 31, 2001. We have not incurred any additional costs subsequent to 2001.

NTL’s Relationship with Certain Financial Advisors

     On May 2, 2002, our former parent company, NTL Europe, its subsidiary NTL Delaware, and its former subsidiary NTL Communications Limited (also a subsidiary of ours), on behalf of themselves and their respective subsidiaries (collectively referred to in this prospectus as the Advised Companies), the steering committee of the unofficial committee of noteholders of Old NTL that was convened during our Chapter 11 reorganization, J.P. Morgan plc, J.P. Morgan Chase, Morgan Stanley Dean Witter Bank Limited and Morgan Stanley Senior Funding, Inc. entered into a letter agreement to amend the existing engagement provisions contained in an engagement letter dated May 17, 2000, by and among the Advised Companies, J.P. Morgan plc, J.P. Morgan Chase, Morgan Stanley Dean Witter Bank Limited and Morgan Stanley Senior Funding, Inc. (referred to as the Modified Engagement Letter) as follows:

     (1)  J.P. Morgan plc and J.P. Morgan Chase (collectively referred to as the J.P. Morgan parties), and Morgan Stanley Dean Witter Bank Limited and Morgan Stanley Senior Funding, Inc. (collectively referred to as the Morgan Stanley parties) shall each be engaged on a non-exclusive basis by the Advised Companies and their respective subsidiaries as joint book running managers in any capital market financing entered into by the Advised Companies or any of their respective subsidiaries, the proceeds of which are used to refinance all or any portion of our Working Capital Credit Facility. In connection with their engagement as joint book running managers, each of the J.P. Morgan parties and the Morgan Stanley parties shall be entitled to receive 30% of the underwriting discount of the aggregate principal amount of such issuance of securities (referred to as the book running fee);

     (2)  the J.P. Morgan parties and the Morgan Stanley parties shall each also be engaged on a non-exclusive basis by the Advised Companies and their respective subsidiaries as co-managers in any capital markets financing the proceeds of which are used to refinance the old notes or new notes. In connection with their engagement as co-managers, each of the J.P. Morgan parties and the Morgan Stanley parties shall be entitled to receive 10% of the underwriting discount of the aggregate principal amount of such capital markets issuance (referred to as the managing fee); and

     (3)  each of the Advised Companies agreed that after the refinancing of the old notes, the new notes and/or the Working Capital Credit Facility, if the aggregate of the book running fee and the managing fee paid to each of the J.P. Morgan parties and the Morgan Stanley parties pursuant to paragraphs (1) and (2) above is less than $3,000,000 per institution, each of the Advised Companies shall, on a joint and several basis, pay to or procure that there is paid to each of the J.P. Morgan parties and the Morgan Stanley parties an amount equal to the amount by which $3,000,000 exceeds the aggregate of the fees paid to each such institution pursuant to paragraphs (1) and (2) above.

     As of the Effective Date (January 10, 2003), the provisions of the Modified Engagement Letter are a joint and several obligation of NTL Europe and NTL Delaware (which are no longer affiliated with us) and NTL Communications Limited, a subsidiary of ours.

STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2004 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at the address set forth on the first page of this proxy statement on or before January 1, 2004 to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

     Notices of stockholder proposals submitted outside the processes of Rule 14a-8 under the Exchange Act will be considered timely, pursuant to the advance notice requirements set forth in Article II, Section 4 of the Company’s by-laws, if such notices are received not less than 75 days nor more than 90 days prior to the annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than thirty days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stock holder must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made, whichever first occurs. Such stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	the name and record address of the stockholder proposing such business;

•	the class, series and number of shares of capital stock of NTL which are owned beneficially or of record by the stockholder;

•	a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business; and

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

     Any such proposal or notice should be directed to the attention of the Secretary, NTL Incorporated, 110 East 59th Street, New York, New York 10022.

     SEC rules set forth standards for the exclusion of some stockholder proposals from a proxy statement for an annual meeting.

OTHER BUSINESS

     The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting and does not intend to bring any other matters before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

By order of the Board of Directors, /s/ Richard J. Lubasch RICHARD J. LUBASCH Secretary
New York, New York May 27, 2003

APPENDIX A

CHARTER OF THE
AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF NTL INCORPORATED
AS ADOPTED BY THE BOARD OF DIRECTORS
ON FEBRUARY 3, 2003

I.	PURPOSE OF THE COMMITTEE

     The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of NTL Incorporated (the “Company”) is to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

II.	COMPOSITION OF THE COMMITTEE

     The Committee shall be comprised of three or more directors as determined by resolution of the Board, each of whom will be “independent” as required by the Nasdaq Marketplace Rules, the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”).

     Each member of the Committee must be able to read and understand fundamental financial statements. Further, at least one member of the Committee must be a “financial expert”, as such term is defined in the rules and regulations of the SEC, as the Board interprets such requirement in its business judgment.

     The members of the Committee and its chairperson shall be nominated by the Executive Committee of the Board and elected by a majority vote of the Board, who shall serve on the Committee until such member resigns or is removed. Any vacancy on the Committee shall be filled by a majority vote of the Board at its next meeting following the occurrence of the vacancy.

III.	MEETINGS AND PROCEDURES OF THE COMMITTEE

     The Committee shall fix its own rules of procedure, which shall be consistent with the By-laws of the Company and this Charter. The Committee shall meet as often as it determines appropriate but not less frequently than once every fiscal quarter and may hold special meetings as circumstances require. The Committee may meet separately in special session on a periodic basis with management and the Company’s independent auditors to discuss any matters that the Committee or either of these groups believe should be discussed privately.

     A majority of the Committee members participating in a meeting shall constitute a quorum. The Committee may form and delegate authority to subcommittees when appropriate. Minutes shall be kept for each meeting of the Committee.

IV.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

     The following are within the authority of the Committee:

     1. The Committee shall be directly responsible for the appointment, compensation and oversight of the Company’s independent auditors. The independent auditors shall report directly to the Committee.

     2.     The Committee shall approve in advance all audit engagements and the terms thereof and, except as otherwise permitted under applicable laws and regulations, all permissible non-audit services by independent auditors. Approval of audit and permissible non-audit services may also be delegated to one or more designated members of the Committee, and the person(s) granting such approval shall report such approval to the full Committee at the next scheduled meeting.

     3.     The Committee shall obtain from the independent auditors at least annually a formal written statement delineating all relationships between the auditor and the Company and discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1).

     4.     The Committee shall oversee the independence of the independent auditors by actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services (per item 3 above) that may impact the objectivity and independence of the independent auditors, and taking, or recommending that the full Board take, appropriate action to satisfy itself of the auditors’ independence.

     5.     The Committee shall review the following:

(i) the Company’s annual audited financial statements and quarterly financial statements and any major issues related thereto;

(ii) all critical accounting policies and practices used by the Company, including analyses of the effects of alternative treatments or treatments preferred by the independent auditors of financial information discussed by the independent auditors and management and the effects of alternative disclosures and GAAP methods on the Company’s financial statements; and

(iii) all other material written communications between the independent auditors and management, such as any “management” or “internal control” letter prepared by the independent auditors or schedule of unadjusted differences.

     6.     The Committee shall attempt to resolve all disagreements between the independent auditors and management regarding financial reporting.

     7.     The Committee shall review and evaluate on a regular basis the adequacy and effectiveness of the Company’s internal control structure and procedures for financial reporting and disclosure controls and procedures, and discuss with the independent auditors and management the annual internal control report made by management, and attested to by the independent auditors, that assesses such internal control structures and procedures.

     8.     The Committee shall prepare the report required by the rules and regulations of the SEC to be included in the Company’s annual proxy statement.

     9.     The Committee shall review the Company’s policies relating to the avoidance of conflicts of interest and monitor compliance with the Company’s Code of Conduct and Code of Ethics; unless otherwise approved by the Board, the Committee shall approve all changes to or waivers of the Company’s Code of Conduct and Code of Ethics for executive officers or directors and must promptly disclose their existence and terms, as required by any law, regulation or Nasdaq listing standard.

     10. The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of communications regarding questionable accounting or auditing matters.

     11.     The Committee shall engage and determine funding for such independent professional advisers and counsel as the Committee determines are appropriate to carry out its functions hereunder, the cost of which shall be borne by the Company.

     12.     The Committee shall review and approve all related-party transactions on an ongoing basis, other than such transactions which are approved by a comparable body of the Board.

     13.     The Committee shall perform such additional activities as may be required by applicable law or Nasdaq Marketplace Rules, and shall consider such other matters, as the Committee or the Board deems necessary or appropriate.

     14.     The Committee shall reassess the adequacy of this Charter on an annual basis.

     While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Likewise, the Committee is not responsible for matters not disclosed or brought to its attention pursuant to the Company’s Code of Conduct and Code of Ethics.

* * *

APPENDIX B

ARTICLE II, SECTION 5 OF
AMENDED AND RESTATED BY-LAWS
OF NTL INCORPORATED

Section 5. Advance Notification of Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the rights, if any, of the holders of shares of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.

     Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 5 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 5.

     In addition to any other applicable requirements, for a nomination made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a stockholder’s written notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation, in the case of: (x) an annual meeting, not less than seventy-five (75) days nor more than ninety (90) days prior to the first anniversary of the date of the immediately preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made (which for this purpose shall include any and all filings of the Corporation made on the EDGAR system of the Securities and Exchange Commission or any similar public database maintained by the Securities and Exchange Commission), whichever first occurs; and (y) a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting is first given or made (which for this purpose shall include any and all filings of the Corporation made on the EDGAR system of the Securities and Exchange Commission or any similar public database maintained by the Securities and Exchange Commission).

     To be in proper written form, a stockholder’s notice to the Secretary of the Corporation must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder proposing such nomination, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange

B-1

Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named or referred to as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information (which may include meetings to discuss the information) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 5. The officer of the Corporation presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination was defective in accordance with the provisions of this Section 5, and if such officer shall also determine, such officer shall so declare to the meeting that any such defective nomination shall be disregarded.

B-2

PROXY

NTL INCORPORATED
110 East 59th Street, New York, New York 10022
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING ON JUNE 17, 2003

     The undersigned hereby appoints Sandra Barnet, Barclay Knapp and Richard J. Lubasch, and each of them, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Stockholders of NTL Incorporated (“the Company”) to be held at 9:00 a.m., local time, on Tuesday, June 17, 2003, at the Four Seasons Hotel, New York, located at 57 East 57th Street, New York, New York 10022, and at any adjournment or postponement thereof and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. Unless otherwise specified in the boxes provided below, this Proxy will be voted FOR all nominees for Director, a vote FOR proposal 2 and in the discretion of the above named persons as to any other matter that may properly come before the Annual Meeting.

1.     Election of Directors: Nominees: Edwin M. Banks and Barclay Knapp

[  ] VOTE FOR all nominees listed, except as marked to the contrary above.

[  ] VOTE WITHHELD from all nominees. (To withhold your vote for any individual nominee strike a line through the nominee’s name in the list above.)

2.     Ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003.

[  ]  FOR        [  ] AGAINST        [  ]  ABSTAIN

(Please date and sign on reverse side and return promptly.)

3.     In the discretion of persons named above, to act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES “FOR” ALL NOMINEES FOR DIRECTOR AND A VOTE “FOR” PROPOSAL 2 SET FORTH ON THE REVERSE SIDE HEREOF. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, IT IS THE INTENTION OF THE PROXY HOLDERS TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

Signature

Signature

Dated:                                         , 2003

     In case of joint owners, each joint owner must sign. If signing for a corporation or partnership or an agent, attorney or fiduciary, indicate the capacity in which you are signing.

PLEASE MARK, DATE AND SIGN YOUR NAME AS IT APPEARS
ON THIS CARD AND RETURN IN THE ENCLOSED ENVELOPE